UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 26, 2018

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code
_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                                                                        Emerging growth company         [  ]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                                                     [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On June 26, 2018, Lee Enterprises, Incorporated (the "Company") has joined with BH Media Group, Inc ("BH Media"), in an agreement for Lee to manage Berkshire Hathaway's newspaper and digital operations in 30 markets ("BH Media"), beginning July 2, 2018 (the "Management Agreement"). Certain terms of the Management Agreement are as follows:

•
The Company will, subject to terms of the Management Agreement, operate BH Media consistent with how it manages its own newspaper and digital operations. Certain management decisions will require approval by Berkshire Hathaway.

•
The Management Agreement commences on July 2, 2018 and extends for a term of five years. The Management Agreement may be extended thereafter for successive one-year terms on such terms as may be mutually agreed to by the Company and Berkshire Hathaway.

•	The Management Agreement provides for the Company to be paid a fixed annual fee of $5 million, payable quarterly in arrears.

•	The Management Agreement also provides for the Company to earn a variable fee based on a percentage of annual EBITDA of BH Media over $34 million as follows:

o	For the twelve months ending June 2019, the variable fee percentage is 33.3%
o	For the twelve months ending June 2020, the variable fee percentage is 33.3%
o	For the twelve months ending June 2021, the variable fee percentage is 50%
o	For the twelve months ending June 2022, the variable fee percentage is 50%
o	For the twelve months ending June 2023, the variable fee percentage is 50%

The variable fee is payable annually in arrears.

The foregoing summary description of the Management Agreement does not purport to be complete and is qualified in its entirety by reference to the Management Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On June 26, 2018, the Company issued a press release relating to the Management Agreement described in Item 1.01 above. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference. Other items disclosed include:

•
Based on its present projections and assumptions, the Company expects that it will receive approximately $50 million in total fees from the Management Agreement over the course of the five year agreement.

•	As of the end of the June quarter, debt totaled $499.8 million, a reduction of $68.7 million over the last twelve months.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This filing contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;
•	Our ability to comply with the financial covenants in our credit facilities;
•	Our ability to refinance our debt as it comes due;
•	Our ability to manage declining print revenue;
•	That the warrants issued in our refinancing will not be exercised;
•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;
•	Changes in advertising and subscription demand;
•	Changes in technology that impact our ability to deliver digital advertising;
•	Potential changes in newsprint, other commodities and energy costs;
•	Interest rates;
•	Labor costs;
•	Legislative and regulatory rulings, including new tax legislation;
•	Our ability to achieve planned expense reductions;
•	Our ability to maintain employee and customer relationships;
•	Our ability to manage increased capital costs;
•	Our ability to maintain our listing status on the NYSE;
•	Competition; and
•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words "may", "will", "would", "could", "believes", "expects", "anticipates", "intends", "plans", "projects", "considers" and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	10.1	Management Agreement between Lee Enterprises, Inc. and BH Media Group, Inc.
	99.1	News Release – Management Agreement with Berkshire Hathaway, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED
/s/Timothy R. Millage

Date:	June 26, 2018	By:
Timothy R. Millage
Acting Principal Financial and Accounting
Officer

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